SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April, 2, 2002


THE TANTIVY GROUP, INC.
(Exact name of registrant as specified in its charter)



Nevada		   0-26755		   88-0417771

(State or other jurisdiction     (Commission File 	( IRS Employer
  of incorporation)		   Number)		Identification Number)

21436 North 20th Avenue, Unit 4, Phoenix, Arizona 85027

(Address of Principal Executive Offices)  (Zip Code)


(623) 773-3644

(Registrant's telephone number, including area code)











Exhibit Index:  Page __
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

	This Current Report contains forward-looking statements, including (without limitation) statements concerning possible or assumed future results of operations of Registrant and those preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," or similar expressions. For those statements, Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that various events could cause those results to differ materially from those expressed in such forward-looking statements: materially adverse changes in economic conditions in the markets served by the companies; competition from others in the website development, eBusiness builder, venture technologist, Internet and IT markets and other industry segments; and other risks and uncertainties as may be detailed from time to time in Registrant's public announcements and SEC filings.

Item 2. Acquisition or disposition of Assets

On March 28, 2002, The Tantivy Group, Inc. ("Tantivy") signed a definitive merger agreement in which Tantivy will acquire 100 % of the outstanding common stock of Neterprises, Inc., a Pennsylvania corporation ("Neterprises"), in a merger transaction pursuant to which Tantivy will be the surviving entity. Upon closing, Tantivy will issue to the shareholders of Neterprises an aggregate of 105,000,000 shares of Tantivy common stock which presently has a fair market value now of $ .70 per share or an aggregate market value of $73,500,000. The consideration was the product of arms' length negotiations and was based on Neterprises prospects when integrated into the operating and business model of Tantivy.

     A copy of the Definite Merger Agreement is filed herewith as Exhibit 2.4 and incorporated herein by reference.

     Neterprises, Inc. ("Neterprises"), is a technology development company whose principle business specializes in the design, construction and ongoing improvement of web-based services and solutions delivered using the Application Service Provider/Vertical Service Provider model. The Company services specific under-exploited niche markets, using proven methods and technology to deliver cost-effective solutions to subscribers currently locked out of the technology explosion because of the prohibitive cost and degree of knowledge required for most Information Technology (IT) applications. Neterprises' products integrate proven software in the areas of communication, productivity, data, financial and customer relations management, and e-commerce. Uniqueness is found in our ability to offer a comprehensive solution that meets a majority of the needs of a target niche market with a single product. Neterprises' offers value by reducing the customer's need to run different software packages, giving them the ability to maintain, train and implement a unified system to satisfy their needs. With a strong track record in using emerging software technologies to make its clients competitive in their market place, Neterprises leads its clients through the process of "going live" with a host of web-based services and solutions.

The Common Stock issued by Tantivy in the acquisition described above was issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, contained in Regulation D, Rule 506. No Common Stock was issued to non-accredited investors in any of the transactions.

Item 5. Other Events.

On March 27, 2002 Digital Bridge, Inc. (OTCBB:DGBI) announced that effective that day it had changed its name to The Tantivy Group, Inc., had changed its ticker symbol to TTVY and that the company was undergoing a 1-20 reverse stock split. A copy of the press release announcing such is attached as Exhibit 99.10.

Item  7.  Financial  Statements  and  Exhibits.
----------------------------------------------

(a)     Financial  Statements  of  Business  Acquired.

        It is impracticable for the Registrant to file the financial information of the business to be acquired at this time and such financial information will be filed by amendment to this Current Report on Form 8-K not later than 60 days from the date that a Form 8-K is filed reporting that the
        acquisition                                                     is
        finalized.


(b)     Pro  Forma  Financial  Information

        It is impracticable for the Registrant to file the pro forma financial information required at this time and such financial information will be filed by amendment to this Current Report on Form 8-K not later than 60 days from the date that a Form 8-K is filed reporting that the
        acquisition                                                     is
        finalized.


(c) Exhibits not included in this Report will be filed by amendment to this Current Report on Form 8-K not later than 60 days from the date hereof, in accordance with Item 7 of Form 8-K.

Exhibits


Exhibit No.		Description

2.4 Definitive Merger Agreement between The Tantivy Group, Inc. and Neterprises, Inc.
99.10	Press Release announcing Digital Bridge, Inc.'s name change to the
Tantivy Group, Inc. and a 1-20 reverse stock split being effective.
99.11	Press Release announcing that The Tantivy Group, Inc. had entered into a definitive merger agreement with Neterprises, Inc.





Exhibit Index

Exhibit No.		Description

2.4	Definitive merger agreement between The Tantivy Group, Inc. and
Neterprises, Inc.
99.10	Press Release announcing Digital Bridge, Inc.'s name change to the
Tantivy Group, Inc. and a 1-20 reverse stock split being effective.
99.11	Press Release announcing that The Tantivy Group, Inc. had entered into a definitive merger agreement with Neterprises, Inc.








SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  April 4, 2002

					THE TANTIVY GROUP, INC.

					By:   s/s Scott M. Manson
					_____________________
					Scott M. Manson, President

Exhibit 2.4
AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
THE TANTIVY GROUP, INC.
AND
NETERPRISES, INC.

THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), is dated as of March 28, 2002, by and between The Tantivy Group, Inc., ("Tantivy") a Nevada corporation whose address is 21436 North 20th Avenue, Suite 4, Phoenix, Arizona 85027, such corporation being herein sometimes called the "Surviving Corporation," and Neterprises, Inc. ("Neterprises"), a Pennsylvania corporation whose address is 1500 Sycamore Road, Suite 302, Montoursville, PA 17754, such corporation being herein sometimes called the "Disappearing Corporation," with Tantivy and Neterprises being herein sometimes collectively called the "Constituent Corporations." This agreement replaces all preceding agreements.


SECTION 1. NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS

1.1 	Name of Surviving Corporation.  The corporation which shall survive the merger ("Merger") contemplated hereby is The Tantivy Group, Inc., a Nevada corporation. However, immediately following the Effective Time (as defined in Section 3.2 hereof), the name of the Surviving Corporation shall be changed to "Neterprises, Inc."

1.2 	Articles of Incorporation and By-laws:  The articles of incorporation
(as defined in Chapter 78 of the Nevada Revised Statutes) and the by-laws of Tantivy as in effect at the Effective Time (as defined in Section 3.2 hereof) shall from and after the Effective Time be the articles of incorporation and the by-laws of the Surviving Corporation until they are amended.

1.3 	Board of Directors and Officers:  The directors and officers of
Neterprises as of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve, in each case until his respective successor shall have been elected and qualified; provided, however, that John C. Flanders, Jr. shall be appointed to serve, at his discretion, on the Board of Directors of the Surviving Corporation at the closing of this transaction.

1.4	Employees and Consultants: All employees of Neterprises shall remain employees of the Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation.
Following the Effective Time, those consultants to Tantivy as listed on Exhibit "A" and by this reference incorporated herein shall become consultants to the Surviving Corporation in the same capacities in which they served on behalf of Tantivy. The Surviving Corporation shall execute, adopt, and honor the Consulting Agreements in the form attached hereto as Exhibit "B" and by this reference incorporated herein.


SECTION 2.     STATUS AND CONVERSION OF SECURITIES

2.1	Stock of Disappearing Corporation:

(a)	Neterprises Common Stock.  Each share of common stock, par value $0.000 per share, of Neterprises ("Neterprises Common Stock") outstanding at the Effective Time shall, subject to compliance with Section 2.1(d), be converted into and exchanged for ten (10) shares of common stock, par value $ 0.001 per share, of Tantivy ("Tantivy Common Stock"), except that shares of Neterprises Common Stock held in Neterprises's treasury at the Effective Time, if any, shall be cancelled.

(b)	Dissenter's Rights.  Notwithstanding Section 2.1(a), no share of Tantivy
Common Stock shall be issued in respect of any shares of Neterprises Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the General Corporation Law of
the State of Pennsylvania and as a result           payment therefore is made,
such holders to have only the rights           provided by such law.

(c)	Surrender and Exchange of Neterprises Common Stock. Subject to the
provisions of Section 2.1(a) and 2.1(d), after the Effective Time, each holder of an outstanding certificate or certificates ("Old Certificates") theretofore representing shares of Neterprises Common Stock, upon surrender thereof to American Stock Transfer, Inc. ("Exchange Agent"), at 59 Maiden Lane, New York, NY 10038, shall be entitled to receive in exchange therefore a certificate or certificates ("New Certificates"), which Tantivy agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of Tantivy Common Stock rounded up to the nearest whole share into and for which the shares of Neterprises Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of Tantivy Common Stock will be issued, no Tantivy stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a shareholder of Tantivy.

(d)	Endorsement of Shares of Neterprises Common Stock. The Old Certificates
to be surrendered by the holders of Neterprises Common Stock shall be properly endorsed and otherwise in proper form for transfer in accordance with the share exchange instructions provided to the holders of such securities.

(e)	Stock Transfers.  As of the Effective Time, no transfer of the shares of Neterprises Common Stock outstanding prior to the Effective Time shall be made on the stock transfer book of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be exchanged pursuant to Section 2.1 (c).

2.2	Nonassumption  or  Nonrecognition  of  Neterprises Options:  On and
after the      Effective Time, Tantivy shall neither assume nor recognize any
stock options      outstanding with respect to Neterprises Common Stock.  It is
the intention of       Neterprises to cause all outstanding stock options to be
cancelled or exercised prior to the Effective Time.

2.3	Capital Stock of Tantivy.  All issued shares of Tantivy Common Stock outstanding prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.


SECTION 3. STOCKHOLDER APPROVALS; BOARDS OF DIRECTORS' RECOMMENDATIONS; FILING; EFFECTIVE TIME

3.1 	Stockholder Approvals; Boards of Directors' Recommendations:  Meetings
of the stockholders of Neterprises and Tantivy shall be held in accordance with the General Corporation Law of the States of Pennsylvania and the corporation laws of the State of Nevada, in accordance with any and all applicable federal laws or regulations or sec provisions, respectively, as promptly as possible, after at least 20 days' prior written notice thereof to the stockholders of the respective Constituent Corporations, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger and the other transactions, if any, contemplated hereby. In the event that either party hereto is able to obtain the written consent of the owners of a majority of its outstanding shares of capital stock in favor of the Merger, then no notice of a stockholders' meeting need be given to such party's stockholders and no proxies need to be solicited from such stockholders to accomplish the Merger. Subject to its fiduciary duty to its stockholders, the Board of Directors of Tantivy shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved. Subject to its fiduciary duties to its stockholders, the Board of Directors of Neterprises shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved.

3.2	Filing; Effective Time:  As soon as practicable after the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, if any, by the respective stockholders of each of the Constituent Corporations (unless one or more of the conditions contained in Sections 7 and 8 have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by Nevada law shall be executed and filed in the office of the Secretary of State of the State of Nevada, at which time the Merger shall become effective ("Effective Time"). The parties intend the Effective Time to take place no later than 5:00 p.m., Pacific Standard Time, on May 6, 2002.


SECTION 4.     CERTAIN EFFECTS OF THE MERGER

4.1	Effects of Merger:  When the Merger becomes effective, the separate existence of Neterprises shall cease, Neterprises shall be merged into Tantivy, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.


SECTION 5.     COVENANTS

5.1 	Covenants of Neterprises:  Neterprises agrees that, unless Tantivy otherwise agrees in writing:

(a)	Satisfaction of Liabilities:  Neterprises shall raise a minimum sum of
Three Hundred Thousand Dollars ($300,000), which shall be utilized by the Surviving Corporation to satisfy those liabilities of Tantivy and its subsidiaries immediately following the Effective Time, as are listed and described in Schedule 1 attached hereto and by this reference incorporated herein.

(b)	Certificate of Incorporation and Bylaws.  Until the earlier of the
Effective Time or the rightful abandonment or termination of the Merger pursuant to Sections 7 or 8 or otherwise ("Release Time"), no amendment will be made in the certificate of incorporation or bylaws of Neterprises;

(c)	Dividends and Purchases of Stock.  Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or effected by Neterprises in respect of the outstanding shares of Neterprises Common Stock.

(d)	Borrowing of Money.  Until the Release Time, Neterprises shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business.

(e)	Access.  Until the Release Time, Neterprises will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of Tantivy free and full access to the plants, premises, properties, books and records of Neterprises, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Tantivy with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Neterprises as Tantivy from time to time may request.

(f)	Conduct of Business.  Until the Release Time, Neterprises shall conduct its affairs so that at the Effective Time no representation or warranty of Neterprises will be inaccurate, no covenant or agreement of Neterprises will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of Neterprises. Except as otherwise requested by Tantivy in writing, until the Release Time, Neterprises will use its best efforts to preserve the business operations of Neterprises intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of Neterprises, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, Neterprises will conduct its business and operations in all respects only in the ordinary course.

(g)	Advice of Changes. Until the Release Time, Neterprises will immediately advise Tantivy in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Neterprises Disclosure Letter (as defined in Section 6.1 (a)), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(h)	Confidentiality.  Neterprises shall ensure that all confidential information which Neterprises or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of Tantivy, any Tantivy affiliate, or any customer or supplier of Tantivy or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of Neterprises, in each case without the prior written consent of Tantivy; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Neterprises, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Neterprises or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. Neterprises shall, and shall cause all other such persons and entities to, deliver to Tantivy all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(i)	Public Statements.  Before Neterprises releases any information concerning this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, Neterprises shall cooperate with Tantivy, shall furnish drafts of all documents or proposed oral statements to Tantivy for comments, and shall not release any such information without the written consent of Tantivy. Nothing contained herein shall prevent Neterprises from releasing any information if required to do so by law.

(j)	Indemnification.  Neterprises agrees to indemnify and hold harmless
Tantivy and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities (including personal liabilities of certain executives and directors), claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.1(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) an untrue statement or alleged untrue statement of a material fact contained in
this      Agreement or any other  document  relating to this  Agreement  and the
Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated in this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, Neterprises or any Neterprises security holder or (ii) any breach of any representation, warranty, covenant or agreement of Neterprises contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Neterprises may otherwise have, including liabilities arising under this Agreement.

5.2 	Covenants of Tantivy:  Tantivy agrees that, unless Neterprises otherwise agrees in writing:

(a)	Articles of Incorporation and Bylaws.  Until the earlier of the
Effective Time or the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise ("Release Time"), no amendment will be made in the articles of incorporation or bylaws of Tantivy.

(b)	Shares and Options. Until the Release Time, no shares of capital stock of Tantivy, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by Tantivy, otherwise than as may be required upon the exercise of Tantivy stock options.

(c)	Dividends and Purchases of Stock.  Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or affected by Tantivy in respect of the outstanding shares of Tantivy Common Stock.

(d)	Borrowing of Money.  Until the Release Time, Tantivy shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business.

(e)	Access.  Until the Release Time, Tantivy will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of Neterprises free and full access to the plants, premises, properties, books and records of Tantivy and the Tantivy Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Neterprises with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Tantivy and the Tantivy Subsidiaries as Neterprises from time to time may request.

(f)	Conduct of Business.  Until the Release Time, Tantivy shall conduct its affairs so that at the Effective Time no representation or warranty of Tantivy will be inaccurate, no covenant or agreement of Tantivy will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of Tantivy. Except as otherwise requested by Neterprises in writing, until the Release Time, Tantivy will use its best efforts to preserve the business operations of Tantivy intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of Tantivy, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, Tantivy will conduct its business and operations in all respects only in the ordinary course.

(g)	Advice of Changes.  Until the Release Time, Tantivy will immediately advise Neterprises in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Tantivy Disclosure Letter [as defined in Section 6.02 (a)], which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(h)	Confidentiality.  Tantivy shall ensure that all confidential information which Tantivy or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of Neterprises, any Neterprises affiliate, or any customer or supplier of Neterprises or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of Tantivy , in each case without the prior written consent of Neterprises; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Tantivy or of any of its affiliates, or (insofar as such confidential information was obtained directly by Tantivy, any Tantivy Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. Tantivy shall, and shall cause all other such persons and entities to, deliver to Neterprises all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(i)	Public Statements.  Before Tantivy releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Tantivy shall cooperate with Neterprises, shall furnish drafts of all documents or proposed oral statements to Neterprises for comments, and shall not
release any such information without the       written consent of Neterprises.
Nothing contained herein shall prevent Tantivy from releasing any information if required to do so by law.

(j)	Indemnification.  Tantivy agrees to indemnify and hold harmless
Neterprises and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.3(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) untrue statement or alleged untrue statement of a material fact contained in this Agreement or in any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, Tantivy, any Tantivy Subsidiary, or any Tantivy security holder or (ii) any breach of any representation, warranty, covenant or agreement of Tantivy contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Tantivy may otherwise have, including liabilities arising under this Agreement.




SECTION 6.     REPRESENTATIONS AND WARRANTIES

6.1	Certain Representations and Warranties of Neterprises: Neterprises
represents and warrants to Tantivy as follows:

(a)	Disclosure Letter.  Section A of a letter ("Neterprises Disclosure
Letter") sets forth as to Neterprises its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; its authorized capitalization, its shares of capital stock outstanding and the record and beneficial owner of those shares. Neterprises is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Neterprises is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)	Capitalization.  The authorized capital stock of Neterprises consists of
50,000,000 shares of Neterprises Common Stock, zero par value, of which 10,500,000 shares are outstanding. Each of such outstanding shares of Neterprises Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the following persons in the case of Neterprises in accordance with the following table:

	           SEE Exhibit "C"

in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Neterprises or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Neterprises. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of Neterprises.

(c) Financial Condition. Neterprises has delivered to Tantivy true and correct copies of its unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of such statements:

(i)	There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Neterprises.

(ii)	Neterprises has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of Neterprises.

(d) Tax and Other Liabilities. Neterprises has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by Neterprises to Tantivy. Neterprises has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by Neterprises have been paid.

(e) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to Neterprises, with respect to Neterprises or any of its businesses, properties or assets.

(f) Properties. Neterprises has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in Section D of the Neterprises Disclosure Letter).

(g) Retirement Plans. Neterprises has no pension, profit-sharing or other incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as set forth in Section E of the Neterprises Disclosure Letter.

 (h) Authority to Merge. Neterprises has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Neterprises have been taken to authorize the execution, delivery and performance of this Agreement by Neterprises, other than approval of the holders of Neterprises Common Stock. This Agreement has been duly authorized, executed and delivered by Neterprises, constitutes the legal, valid and binding
 obligation of Neterprises, and is enforceable as to          it in accordance
 with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Neterprises for the
 execution, delivery or performance of this         Agreement by Neterprises. No
 consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which Neterprises is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement (except for the consents referred to in Section D of the Neterprises Disclosure Letter). At the Effective Time, the Surviving
 Corporation       will acquire all right, title and interest of Neterprises in and to all of its properties and assets, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (except those listed in Section D of the Neterprises Disclosure Letter).

6.2 	Certain Representations and Warranties of Tantivy:  Tantivy represents and warrants to Neterprises as follows:

(a)	Disclosure  Letter.  Section A of a letter ("Tantivy Disclosure Letter")
sets forth as to Tantivy its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; its authorized capitalization, its shares of capital stock outstanding and the record and beneficial owner of those shares as of a date not more than thirty
(30) days preceding the Effective Time. Tantivy is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Tantivy is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)	Capitalization.  The authorized capital stock of Tantivy consists of
200,000,000 shares of Tantivy Common Stock, and 20,000,000 shares of Preferred Stock, $0.001 par value, of which approximately 90,818,618 shares pre-split effected on March 26th, 2002 of Common Stock and zero shares of Preferred Stock are outstanding. Each of such outstanding shares of Tantivy Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Tantivy or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Tantivy except as disclosed in Schedule 2 attached hereto and by this reference incorporated herein. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of Tantivy.

(c)	Financial Condition.  Tantivy has delivered to Neterprises true and correct copies of its audited and unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of the aforementioned financial statements: (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tantivy; (ii) Tantivy has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its
capital           stock or any direct or indirect redemption, purchase or other acquisition of any stock of Tantivy.

(d)	Tax and Other Liabilities.  Tantivy has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by Tantivy to Neterprises.

(e)	Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to Tantivy, with respect to Tantivy or any of its businesses, properties or assets, other than those proceedings previously disclosed to Neterprises.

(f)	Properties.  Tantivy has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in Section D of the Tantivy Disclosure Letter).

(g)	Authority to Merge.  Tantivy has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Tantivy have been taken to authorize the execution, delivery and performance of this Agreement by Tantivy, other than approval of the holders of Tantivy Common Stock. This Agreement has been duly authorized, executed and delivered by Tantivy, constitutes the legal, valid and binding obligation of Tantivy, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is
required by Tantivy for the   execution, delivery or performance of this
Agreement by Tantivy. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which Tantivy is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement (except for the consents referred to in Section D of the Tantivy Disclosure Letter).

SECTION 7.     ABANDONMENT AND TERMINATION

7.1 	Right of Tantivy to Abandon:  Tantivy's Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective
Time:

(a)	Accuracy of Representations and Compliance with Conditions: All representations and warranties of Neterprises contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by Neterprises and regardless of knowledge or lack thereof on the part of Neterprises or changes beyond their control; as of the Effective Time, Neterprises shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and Tantivy shall have received a certificate executed by the chief executive officer and the chief financial officer of Neterprises dated the Effective Time to that effect.

(b)	Other Closing Documents: Neterprises shall have delivered to Tantivy at or prior to the Effective Time such other documents as Tantivy may reasonably request in order to enable Tantivy to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(c)	Available Funds:  Neterprises shall have all funds referenced in Section
5.1(a) of this Agreement ready and available for the satisfaction of certain Tantivy liabilities set forth in Schedule 1 attached hereto and by this reference incorporated herein.

(d)	Legal Action: There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

7.2 	Right of Neterprises to Abandon:  The Board of Directors of Neterprises
shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

(a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of Tantivy contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by Tantivy and regardless of knowledge or lack thereof on the part of Tantivy or changes beyond their control; as of the Effective Time, Tantivy shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and Neterprises shall have received a certificate executed by the chief executive officer and the chief financial officer of the Tantivy dated the Effective Time to that effect.

(c)	Other Closing Documents.  Tantivy shall have delivered to Neterprises at or prior to the Effective Time such other documents as Neterprises may reasonably request in order to enable Neterprises to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(d)	Legal Action.  There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


SECTION 8.     ADDITIONAL TERMS OF ABANDONMENT

8.1 	Mandatory Abandonment:  The Merger shall be abandoned or terminated if the holders of at least the requisite majority of the shares of any of the Constituent Corporations, as required by applicable state laws, shall not have voted in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

8.2 	Optional Abandonment:  In addition to the provisions of Section 7, the
Merger may be abandoned or terminated at or before the Effective Time, notwithstanding the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the parties hereto:

(a)	by mutual agreement of the Boards of Directors of the Constituent
Corporations; or

(b)	at the option of any of the respective Boards of Directors of the
Constituent Corporations, if the Effective Time shall not have occurred on or before May 6, 2002;

8.3 	Effect of Abandonment:  If the Merger is rightfully abandoned or terminated as provided in Section 7 or this Section 8:

(a)	this Agreement shall forthwith become wholly void and of no effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person, employee, counsel, agent or shareholder thereof; and

(b)	the Constituent Corporations shall each pay and bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm and other experts.

SECTION 9.     GENERAL PROVISIONS

9.1	Further Actions:  At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents
as may be     reasonably necessary to effectuate the purposes of this Agreement.

9.2	Amendments:  This Agreement sets forth the entire understanding of the
parties with   respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

9.3	Notices:  Any notice or other communication required or permitted to be
given      hereunder shall be in writing and shall be mailed by certified mail,
return     receipt requested, or by Federal Express or similar overnight
delivery or      courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

9.4	Waiver:  Any waiver by any party of a breach of any provision of this
Agreement     shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

9.5	Binding Effect:  The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

9.6	Separability:  If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.7	Headings:  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.8	Counterparts; Governing Law:  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each of the Constituent Corporations and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or Assistant Secretary, all as of the date first above written.


THE TANTIVY GROUP, INC.		THE TANTIVY GROUP, INC.



John C. Flanders, Jr., Chairman and C.E.O.	Seth D. Heyman, Secretary


NETERPRISES, INC.				NETERPRISES, INC.




Jerry Frear, President and C.E.O.				Secretary


EXHIBIT A:		Consultants to Tantivy
EXHIBIT B:		Consulting Agreements
EXHIBIT C:		Shareholder List
SCHEDULE ONE:	Liabilities
SCHEDULE TWO:	Securities convertible into Tantivy Stock

EXHIBIT A

Tantivy Consultants


CONSULTANT		           POSITION AND DUTIES

John C. Flanders, Jr.		Executive Vice President

Scott M. Manson		CFO (chief financial officer)

Seth D. Heyman		Corporate Counsel (contract preparation and review)
VP, Corporate Communications (preparation of business plans, press releases, marketing materials, and other corporate documents).



EXHIBIT B

CONSULTING AGREEMENTS

Each Tantivy consultant operates under a consulting agreement in the following form:

CONSULTING SERVICES AGREEMENT

	This CONSULTING SERVICES AGREEMENT ("Agreement"), is made effective this ______day of ________, 2002, between Digital Bridge, Inc. ("Company"), a Nevada corporation with its principal office located at 21436 North 20th Avenue, Phoenix, AZ, 85027, and _____________________ ("Consultant), a
	resident of the state of __________ whose address is
	_________________________.

RECITALS

I.	Company desires to retain Consultant to provide the services described in this Agreement;

II.	Consultant desires to provide such services to Company pursuant to this
Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and conditions as set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.	Services:  Consultant shall perform for Company the services described in Exhibit "A" attached hereto and by this reference incorporated herein (the "Services").

2.	Payment for Services:  Company agrees to pay Consultant for the Services in accordance with the schedule contained in Exhibit "B" attached hereto and by this reference incorporated herein, which shall be executed by both parties.

3.	Cooperation:  During the term of this Agreement, the parties shall communicate, cooperate, and provide each other with ready access to their respective staff and resources as is necessary to provide the Services and to otherwise effectuate the purposes of this Agreement.

4.	Independent Contractor: Consultant is providing the Services to Company as an independent contractor, and this Agreement does not create an employer/employee relationship, nor does this Agreement create a relationship of joint venturers, partners, associates or any other relationship between the parties other than that of independent contractor. Consultant shall be working from its own office, using its own equipment, and shall have no right to utilize the offices or equipment of Company unless specifically requested. Consultant shall have the right to retain, and will be solely responsible for, its own salespersons, employees, agents, and representatives. All such persons will be retained by the Consultant at its own risk, expense, and supervision, and Consultant shall have no right of compensation or reimbursement from or against Company in connection with such retention in the absence of a prior written agreement between the parties. Consultant shall be solely responsible for payment of all taxes as may be imposed on any income derived by Consultant hereunder and for any and all other liabilities arising out of Consultant's independent status. To the extent that Company pays any taxes or other sums on Consultant's behalf for any reason, Consultant shall promptly indemnify or reimburse Company for any and all such sums.

5.	Confidential Information: Consultant acknowledges that during the course of performance of the Services referenced herein, he may come into possession of Company's Confidential Information. For the purposes of this agreement, "Confidential Information" shall mean any information, not generally known in the trade or industry, which was obtained from Company, or which was learned, discovered, developed, conceived, originated, or prepared during or as a result of Consultant's performance hereunder on behalf of Company and which falls within the following general categories: (i) information relating to trade secrets; (ii) information relating to existing or contemplated products, services, technology, designs, computer systems, computer software and research, or developments; (iii) information relating to business plans, sales or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, and supplier information; (iv) information relating to proprietary computer software not generally known to the public; and (v) any other confidential information the parties may wish to protect by patent, copyright, or by keeping such information secret and confidential.

Consultant understands and agrees that Confidential Information is vitally important, is critical to the ongoing business of, and is of immeasurable value to Company. Consultant hereby agrees to hold in the strictest confidence and to not divulge to anyone, at any time during or after the termination of this Agreement, any of Company's Confidential Information, and to not use such information for Consultant's personal benefit, for the direct or indirect benefit of any other person, firm, corporation, or entity without the prior written consent of the other party. Upon termination of this Agreement, Consultant agrees to deliver to Company all computer disks, notebooks, and any other data in relation thereto, containing, embodying, or evidencing any of the Confidential Information or Trade Secrets described herein.

Consultant acknowledges and agrees that Company will have no adequate remedy at law if there is a breach or threatened breach of this Section and, accordingly, that Company shall be entitled to an injunction against such breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to either party if the other party breaches this Section.

6.	Assignment of Work Product:  Consultant is performing the Services for
Company at Company's request. Company shall have exclusive ownership of and title to all products, developments, processes, and techniques that may result from Consultant's performance hereunder, following full and final payment by the Company for the work that has been performed. Until such time as final payment for work is received, Consultant hereby grants Company an exclusive right and license to utilize Consultant's work product for Company's business operations, until such time as final payment has been received and title for the work passes to the Company. The license granted herein is revocable by Consultant in the event the Company fails to make payment as agreed.

7.	Warranty: Consultant represents and warrants to Company that he has the skill, experience, and expertise to perform the duties set forth herein, and that such duties shall be performed in full compliance with all laws, statutes, ordinances and rules that may apply to Consultant's performance thereof. Consultant agrees, at his own expense, to indemnify, defend and hold harmless Company, and its officers, directors, shareholders, employees, agents, and representatives against all liability, demands, claims, costs, penalties, suits, or settlements brought against Company in any forum whatsoever, if such matters arise from or are related to (i) any untruth, inaccuracy, misrepresentation, or breach of any of Consultant's warranties or representations set forth in this Agreement; (ii) any active or passive negligence on the part of Consultant in the performance of its duties as set forth herein, and (iii) any failure by Consultant to comply with all laws, statutes, ordinances, and rules that apply to the performance of Consultant's duties.

8.	Assignment:  This Agreement shall be binding upon, and inure to the benefit of Company, its successors, and assigns. However, Consultant's duties are personal and may not be delegated by Consultant without Company's express prior written consent.

9.	Term and Termination:  This Consulting Services Agreement is for the
term of one (1) year. During the Term, the Company or Consultant may cancel this Agreement upon thirty (30) days written notice. Upon such termination, Company shall pay any and all amounts due and owing to Consultant as of the date of termination.

10.	General Provisions:

(a)	Notices:  Any notice or communication required under this Agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, sent by registered mail with confirmed receipt, or delivered by overnight courier to the address of the party as set forth above.

(b)	Titles and Captions:  All article and section titles or captions in this
Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

(c)	Amendments:  No supplement, modification, or amendment of any term, provision, or condition of this Agreement shall be binding or enforceable unless executed in writing by the party against whom enforcement is sought as to such supplementary or modified or amended term or condition.

(d)	Entire Agreement and Waiver:  This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

(e)	Third Parties:  Nothing in this Agreement (whether express or implied)
is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right to subrogation against or action over against any party.

(f)	Counterparts:  This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

(g)	Invalidity of Provisions:  If any provisions of this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable: (i) the validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and (ii) the parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect, which replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable.

(h)	Force Majeure:  Any prevention, delay, or stoppage due to causes beyond the parties' control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes or strikes, or any acts or orders of any governmental authority, inability to obtain supplies or materials (including, without limitation, computer hardware), shall excuse the performance of that party of its obligations hereunder for a period equal to any such prevention, delay, or stoppage.

(i)	Governing Law/Arbitration:  This Agreement shall be construed and governed in accordance with the laws of the State of Pennsylvania, U.S.A. without regard to any conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be one (1) and the place of arbitration shall be Phoenix, Arizona. The arbitrator's award shall be specifically enforceable in any court of appropriate jurisdiction and shall be deemed final for all purposes. In any arbitration or legal action brought to enforce the provisions hereof, the prevailing party in such action shall be entitled to have its reasonable attorney's fees, arbitration costs, and litigation expenses paid by the non-prevailing party.

(j)	Survivability: The provisions of Paragraphs 5, 6, and 7 shall survive termination of this Agreement.

	IN WITNESS WHEREOF, the parties have executed the Agreement as of the day and year written above.

THE TANTIVY GROUP, INC.			CONSULTANT (___________________)

By:___________________________		By:

Name:_________________________		Name:


Title:__________________________		Title:

EXHIBIT "A"

Services

Consultant shall provide Company with the following services:


If, after commencement hereunder, the parties agree upon additional duties to be performed by Consultant that are unrelated to his business development services, such duties, and the compensation therefor, shall be set forth in an executed Addendum hereto, which Addendum shall also be subject to the terms of this Agreement.


THE TANTIVY GROUP, INC.			CONSULTANT (______________)


By:___________________________		By:_____________________________

Name:_________________________		Name:____________________________

Title:__________________________
Title:___________________________




EXHIBIT "B"

Rate of Payment for Services

In consideration for Services to be rendered by the Consultant pursuant to this Agreement, Company shall provide Consultant with the following:

1.	Cash Payment:  As compensation for the services to be rendered by
Consultant, the Company shall pay Consultant monthly compensation in an amount equal to _____________. Consultant's fees shall accrue monthly (prorated for periods less than a month) and shall be paid in two monthly installments, on the 15th and the 30th of the month.

(a)	Additional Compensation:  In further compensation, Consultant shall receive and bonuses, fees and commissions agreed to in writing prior to transaction.






THE TANTIVY GROUP, INC.			CONSULTANT (________________)


By:___________________________		By:_____________________________

Name:_________________________		Name:____________________________

Title:__________________________
Title:___________________________



SCHEDULE 1

LIABILITIES TO BE SATISFIED



SCHEDULE 2

Securities convertible to Capital Stock

Exhibit 99.10

DIGITAL BRIDGE CHANGES ITS NAME TO "THE TANTIVY GROUP"

Company also announces change of ticker symbol and reverse stock split

PHOENIX- March 27, 2002:   Digital Bridge, Inc. (OTCBB: DGBI) today announced
that, effective immediately, the company's name has officially changed to "The Tantivy Group, Inc." and that the company's stock will be trading under the new
ticker symbol of TTVY.   As of March 27, 2002, the Company will no longer refer
to itself as "Digital Bridge."

"The name "Digital Bridge" reflected our company's former focus on the development of Internet technologies," stated John C. Flanders, Jr. the
company's CEO.   "We have since completely revamped our business model; our old name did not reflect our current focus on the acquisition, development, and distribution of undervalued assets, and the rapid development of effective business models. The word 'Tantivy' means 'at a fast pace' or a 'rapid gallop,' and we believe that the name 'The Tantivy Group' more accurately reflects our company's focus."

The company also acquired a new sticker symbol to reflect its new name. Effective at 9:00 a.m. Eastern Time, the company's stock will begin trading under the symbol TTVY.

The company's Board of Directors also announced that, effective on the morning of March 27, 2002, the company's stock would undergo a 20-for-1 reverse split. Shareholders may contact American Stock Transfer, the company's transfer agent, to request the issuance of new certificates.

The Tantivy Group expects to announce the launch of the company's new Web site during the course of the next few weeks.

About The Tantivy Group, Inc.
The Tantivy Group is an ``International Business Architect,'' that acquires, manages, and maximizes undervalued assets throughout the world and generates opportunities and profits by leveraging those assets in creative ways. The company provides management, sales, distribution, marketing and Internet enterprise solutions to a wide range of clients and partners in many different industries. Additional information can be found at http://www.digitalbridge.com and at http://www.tantivyent.com.
Statements regarding financial matters in this press release other than historical facts are ``forward-looking statements'' within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company's future expectations, including future revenues and earnings, the anticipated stock dividends and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.


Contact:

     The Tantivy Group, Inc.
     Seth D. Heyman, 623/773-3644
     sheyman@digitalbridge.com







Exhibit 99.11


The Tantivy Group Executes Definitive Merger Agreement To Acquire Neterprises, Inc.

Merger Combines Technologies, Products, and Market Focus to Create Technology Development Company

Phoenix, AZ, April 2, 2002 The Tantivy Group, Inc. (OTCBB: TTVY), today announced that it has executed a definitive merger agreement to acquire privately-held Neterprises, Inc., an e-business and technology development company. Under the terms of the agreement, the merger is expected to close within the next 30 days.

Based in Williamsport, Pennsylvania, Neterprises is an e-business and technology development company whose principle business specializes in the design, construction, and on-going improvement of technology services and solutions. The company's business model is designed to rapidly capitalize on newly emerging market trends by leveraging the company's core e-business technologies to improve efficiency, performance and profitability of its subsidiaries.

	Neterprises operates its business through three subsidiaries: (1) Neterprises, an Application Service Provider/Vertical Service Provider offering technology solutions with broad functionality across a wide range of business applications; (2) Integrated Wireless, Inc., which develops multi-platform wireless gaming products; and (3) Health Science, Inc., which develops online-nutraceutical companies including e-business technology, fulfillment, and shipping.

	"Neterprises is an ideal fit for the Tantivy Group," stated Tantivy's C.E.O., John C. Flanders, Jr. "It has already developed an impressive book of business in areas in which we already operate, including online technology and nutraceutical development and distribution. Moreover, Neterprises' proven record of rapid technology product development, its grasp of market dynamics, its effective financing techniques, and its ability to understand and leverage technology has helped it to generate an impressive pipeline of business opportunities that we believe will add to the company's bottom line and increase shareholder value."

	Jerry Frear, Neterprises' President and C.E.O., stated: "There are some very impressive synergies between our two companies. Neterprises is focused on leveraging its technology assets, aggressively acquiring existing businesses, and then empowering them with effective e-commerce solutions that increase market penetration, expand product offerings, and maximize cross-selling opportunities. A merger with the Tantivy Group will allow the combined company to provide additional value-added services, and also increases the capabilities of each of our subsidiaries. We are excited about this project and have already implemented a strategy of acquiring companies with similar products, management and are accretive to our earnings."

	The parties executed a definitive Agreement and Plan of Merger on March 28, 2002, pursuant to which Neterprises will merge with and into the Tantivy Group. There are several conditions to the closing of the Merger, including, but not limited to, both parties obtaining the requisite shareholder approval. Following the closing of the transactions contemplated by the Merger Agreement, the company anticipates changing its name to "Neterprises, Inc.", and will announce the appointment of new board members, officers, and advisors.

About The Tantivy Group, Inc.

The Tantivy Group is an "International Business Architect," that acquires, manages, and maximizes undervalued assets throughout the world, and generates opportunities and profits by leveraging those assets in creative ways. The company provides management, sales, distribution, marketing, and Internet enterprise solutions to a wide range of clients and partners in many different industries. Additional information can be found at http://www.digitalbridge.com and at http://www.otvnet.com.

About Neterprises, Inc.

Neterprises is an e-business and technology development company whose principle business specializes in the design, construction, and on-going improvement of technology services and solutions. Neterprises operates its business through three subsidiaries: (1) Neterprises, an Application Service Provider/Vertical Service Provider offering technology solutions with broad functionality across a wide range of business applications; (2) Integrated Wireless, Inc., which develops multi-platform wireless gaming products; and (3) Health Science, Inc., which develops online-nutraceutical companies including e-business technology, fulfillment, and shipping. Additional information can be found at http://www.neterprises.com.

Statements regarding financial matters in this press release other than historical facts are ``forward-looking statements'' within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such statements about the Company's future expectations, including future revenues and earnings, the anticipated stock dividends and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results.
Contact Information:

The Tantivy Group, Inc.
John C. Flanders, Jr., C.E.O.
(623) 773-3644
jflanders@digitalbridge.com

Neterprises, Inc.
Investor Relations
(570) 326-3967
investorrelations@neterprises.com
(i)